EXHIBIT 21
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EXECUTIVE TELECARD, LTD.'S SUBSIDIARIES:



DOMESTIC CORPORATIONS:                     JURISDICTION OF ORGANIZATION
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Executive TeleCard, Inc.                             Colorado
eGlobe Financing Corp.                               Delaware
Telekey, Inc.                                         Georgia
IDX International, Inc.                              Virginia


FOREIGN CORPORATIONS:
Executive TeleCard SA (T&C)                          T&C -BWI
Trans World Telecommunications A/S                    Denmark
UCI Tele Networks, Ltd.                               Cyprus